EXHIBIT 10.1

PROMISSORY NOTE

Los Angeles, CA
July 10, 2006

FOR VALUE RECEIVED, INNOFONE.COM, INCORPORATED, a Nevada corporation (the “Company” or “Innofone”), hereby promises to pay to the order of 55 South Investments (the “Holder”), the principal sum of five hundred thousand dollars ($500,000) (the “Principal”) and interest accrued on that Principal per the terms set out below (collectively, the “Repayment Amount”). All amounts owing under this Note shall be paid in lawful money of the United States of America in immediately available funds.

Maturity Date. The Maturity Date shall be the earlier of: (a) one (1) year from the commencement of that certain equity swap transaction (“Swap”) whereby 30 days have expired thereafter the date in which the Company is granted effectiveness by the Securities and Exchange Commission on a registration statement filed pursuant to certain agreements made in connection with an equity swap made by and between the Company and Cogent Capital Group, LLC and its affiliates as of June 2, 2006 (defined herein as the “Swap Start Date”); or (b) December 1, 2007, whichever is earlier.

Closing Date. The Closing Date shall be the date on which the Principal funds are provided by wire transfer to Innofone hereunder and no later than midnight Pacific time July 10, 2006.

Repayment.

(a) Repayment of the Principal by Innofone to the Holder shall commence within ten (10) days of the Swap Start Date and shall continue thereafter in equal pro rata monthly installments on the same date of each subsequent month thereafter for the successive eleven (11) months thereafter the Swap Start Date and continue until all principal payments are paid in full. The Principal shall be repaid in full no later than the Maturity Date. Should the Swap Start Date not occur prior to the Maturity Date, then the entirety of Principal shall be due and payable to Holder on the Maturity Date.

(b) Innofone may, at its option, prepay all amounts owing under this Note prior to the Maturity Date, in whole or in part, without payment of any premium or penalty, after giving written notice thereof to the Holder at least one (1) day prior to the date selected for prepayment.

Interest. Innofone shall pay 12% per annum simple interest on the full Principal calculated starting upon the Closing Date and payable in equal monthly installments by Innofone over the first three (3) months starting upon commencement of the Swap Start Date. Should the Swap Start Date not occur prior to the Maturity Date, then the entirety of the Interest shall be due and payable to Holder no later than March 1, 2007.

Fees.

(a) Innofone shall pay to the Holder a loan origination fee of $20,000, payable concurrently with the Interest payments as stated herein (the “Origination Fee”)

(b) Innofone shall pay to the Holder a due diligence fee of $20,000, payable concurrently with the Interest payments as stated herein (the “Due Diligence Fee”)

Attorneys Fees and Court Costs. If this Note shall be collected by legal proceedings or through any court or shall be referred to an attorney because of any default, Innofone agrees to pay all attorney’s fees, disbursements and court costs incurred by the Holder.

Security Interests. Junior in rank to that of Cogent Capital Financial, LLC’s and Cogent Capital Group, LLC’s and its affiliates security interest and securitization under the Swap and subject to any financing statement or security pledged in the Swap, the Note shall be secured by the assets of Innofone and its subsidiaries. As further security, Innofone shall also reserve a total of $2,000,000 worth of restricted common stock of Innofone as collateral in the Event of Default (as defined hereunder) of repayment of the Note by Innofone (the “Innofone Stock”). In addition and as further security for the Note, Alex Lightman shall pledge $2,000,000 worth of his personally held Common Stock (the “Lightman Stock”) as collateral in the event of default by Innofone under the Note. For purposes of calculating Innofone Stock and Lightman Stock, a conversion/purchase price of $1.00 per INFN common stock share shall be used. The Innofone Stock and the Lightman Stock, if issued due to default by Innofone, shall carry demand registration rights in favor of Holder and any registration fees and costs incurred therein shall be paid by Innofone.

Event of Default. If any of the following events, acts or circumstances shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be affected by operation of law or otherwise) it shall be considered an Event of Default:

(a) Any failure of Innofone to make payment required under this Note; or

(b) Any failure of Innofone to pay the Principal in full by December 1, 2007; or

(c) Any failure of Innofone, once payments have commenced subsequent to the Swap Start Date, to make any monthly installment payment in full within ten (10) days of any such monthly payment due date.

Rights of Holder upon Default. Upon the occurrence and during the continuation of any Event of Default, immediately and without notice, all outstanding principal, interest, and fees payable by Innofone hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

Governing Law. This Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of the State of Nevada without regard to principles of conflict of laws.

No Presentment, Demand or Notice Required. Innofone waives presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agrees to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after the date payment is demanded hereunder. Additionally, the undersigned's obligations hereunder shall be absolute and unconditional, and shall not be subject to any counterclaim, setoff, deduction or defense the undersigned may have.

Headings Descriptive. The headings of the several paragraphs and subparagraphs of this Note are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Note.

IN WITNESS WHEREOF, Innofone has executed this Note as of the date first set forth above.

Innofone.com, Incorporated

By:	/s/ Alex Lightman
Alex Lightman, Chief Executive Officer and President